Exhibit 10.42

Form for Stand Down Agreement

August 1, 2013

CIG Wireless Corp.

5 Concourse Parkway, Suite 3100

Atlanta, Georgia 30328

Facsimile: (678) 332-5050

Attn: Paul McGinn, CEO

pmcginn@cigwireless.com

Re:  Stand Down Agreement

Ladies and Gentlemen:

Each of the undersigned understands that CIG Wireless Corp., a Nevada corporation (the “Company”) is entering into a Securities Purchase Agreement, of even date herewith, by and among the Company, on the one hand, and each of the undersigned investors (the “Investors”), on the other hand (the “Purchase Agreement”), pursuant to which the Company is issuing, on the date hereof, and, may issue in one or more closings, shares of the Company’s Series A-1 Non-Convertible Preferred Stock, par value $0.00001 per share (“Series A-1 Preferred Stock”) and shares of the Company’s Series A-2 Convertible Preferred Stock, par value $0.00001 per share (“Series A-2 Preferred Stock”) to the Investors as described in the Purchase Agreement (the “Transaction”).

In consideration of the execution of the Purchase Agreement by the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Investors hereby agrees that, except as otherwise expressly provided herein, such Investor will not, during the period commencing on the date hereof and ending on the earlier of (i) December 31, 2014; or (ii) termination of this Agreement by its terms prior to the foregoing date (the “Market Stand Down Period”), directly or indirectly (1) offer, assign, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of common stock of the Company, par value $0.00001 per share (“Common Stock”) owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such Investor on the date hereof or acquired during the Market Stand Down Period; or (2) enter into any swap or other agreement or arrangement (other than cash settled swaps) that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash (except in the case of cash settled swaps) or otherwise, or publicly announce an intention to do any of the foregoing.

CIG Wireless Corp. – Stand Down Agreement

The foregoing sentence shall not apply to the following:

(i) the sale of shares of Common Stock acquired by such Investor in any underwritten public offering of the Company during the Market Stand Down Period;

(ii) transactions relating to shares of Common Stock acquired in open market transactions;

(iii) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or in connection with estate planning, including but not limited to, dispositions to any trust for the direct or indirect benefit of such Investor and/or the immediate family of such Investor and dispositions from any grantor retained annuity trust established for the direct benefit of such Investor and/or a member of the immediate family of such Investor, or by will or intestacy;

(iv) transfers or distributions of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or affiliates of such Investor, or to any partnership, corporation, limited liability company or pooled investment vehicle controlled or managed by such Investor or by a member of the immediate family of such Investor, provided that such entities and/or persons shall remain subject to the terms and conditions of this Agreement;

(v) the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Market Stand Down Period, provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (iii) or (iv), each donee or distributee shall sign and deliver an agreement substantially in the form of this letter agreement (this “Agreement”) and (b) in the case of any transaction pursuant to clauses (iii), (iv) or (v), such transaction is not required to be registered or reported during the Market Stand Down Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Form 4 or Form 3, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) and no such filing shall be made voluntarily during the Market Stand Down Period;

(vi) the conversion of any shares of Series A-2 Preferred Stock; provided, however, the shares of Common Stock issuable upon such conversion thereof shall continue to be subject to the restrictions provided for in this Agreement;

(vii) the public or private sale of shares of Common Stock by such Investor, to the extent permitted under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), provided the maximum aggregate number of shares of Common Stock such Investor may transfer in any 90-day period shall not exceed one percent (1%) of the total issued and outstanding shares of Common Stock, as calculated in accordance with Rule 144(e); or

(viii) any private sale, gift, transfer or other disposition of shares of Common Stock under Regulation S promulgated under the Securities Act, pursuant to which the recipient of such shares of Common Stock executes and delivers an enforceable form of this Agreement to the Company prior to the effectiveness of such transaction.

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CIG Wireless Corp. – Stand Down Agreement

Notwithstanding the foregoing, this Agreement shall not restrict any transfer, sale or other disposition, of any shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock; provided, however, the shares of Common Stock issuable upon conversion of Series A-2 Preferred Stock shall continue to be subject to the restrictions provided for in this Agreement.

Each of the Investors hereby represents and warrants that such Investor has full power and authority to enter into this Agreement. Each of the Investors understands that the Company is relying upon this Agreement in consummating the Transaction. Each of the Investors further understands that this Agreement is irrevocable and shall be binding upon such Investor’s successors and assigns.

This Agreement shall automatically terminate upon the earliest to occur of: (a) any expiration, termination or waiver of any similar version of this Agreement now or hereafter executed by any other shareholder of the Company which would authorize or facilitate, directly or indirectly, disposition of any shares of Common Stock in the public capital markets (and the Company shall promptly notify the Investors within one (1) Business Day of any such termination event); (b) the occurrence of any Event of Default (as defined in the Purchase Agreement); or (c) at 11:59 pm Eastern Standard Time on December 31, 2014.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement cannot be modified, altered or amended except by a writing signed by the Company and each of the Investors to which such modification, alteration or amendment applies. No waiver by either party of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time. If any provision contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may determine or indicate to be reasonable. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument, and may be delivered via facsimile, “pdf” or any other mode of electronic delivery which shall be an original for all purposes.

Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, or sent properly addressed in a sealed envelope postage prepaid by certified or registered mail, or delivered by a reputable overnight delivery service, with copy via facsimile or e-mail. Unless otherwise changed by notice given in accordance with one of the foregoing methods of delivery, notice shall be properly addressed to the respective address of each party set forth on the signature page hereto.

[Signature Page Follows]

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CIG Wireless Corp. – Stand Down Agreement

Very truly yours,

See attached Schedule I

By:
Name:
Title:
Address for Notices:

Acknowledged and Agreed:

CIG Wireless Corp.

By:	/s/ Paul McGinn
Name: Paul McGinn
Title: CEO
Address for Notices:
CIG Wireless Corp.
5 Concourse Parkway, Suite 3100
Atlanta, Georgia 30328
Facsimile: (678) 332-5050
Attn: Paul McGinn, CEO
pmcginn@cigwireless.com

with copy to:

Wuersch & Gering LLP Attention: Travis L. Gering, Esq. 100 Wall Street, 10th Floor New York, New York 10005 Facsimile: 610-819-9104 travis.gering@wg-law.com

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CIG Wireless Corp. – Stand Down Agreement

List of Signatories to the Stand Down Agreement

Chesapeake Towers Development, LLC

Compartment IT2, LP

Compartment IT5, LP

Compartment IT9, LP

ENEX Group Management, S.A.

Eric Sivertsen

Fir Tree Capital Opportunity (LN) Master Fund, LP

Fir Tree Ref III Tower LLC

Gabriel Margent

Gert Rieder

Grant Barber

Housatonic Equity Affiliates IV, L.P.

Housatonic Equity Investors IV, L.P.

Michael Hofe

Paul McGinn

Romain Gay-Crosier

Sebastien Koechli

Wireless Investment Fund AG

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